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                                                                 EXHIBIT 10.13.5
                                                                FINAL - 03/01/01

COMMONWEALTH OF VIRGINIA
COUNTY OF ARLINGTON

                         LEASE MODIFICATION AGREEMENT
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     THIS LEASE MODIFICATION AGREEMENT ("Agreement") made this 2nd day of March,
2001, by and between STREET RETAIL, INC., a Maryland corporation ("Landlord"), and SILVER DINER DEVELOPMENT, INC., a Virginia corporation ("Tenant").

                             W I T N E S S E T H :
                             - - - - - - - - - - -

     WHEREAS, Landlord and Tenant entered into that certain Deed of Lease dated September 22, 2000, as amended by that certain Letter Agreement dated January 29, 2001 (hereinafter collectively referred to as the "Lease"), pursuant to which Tenant leased from Landlord approximately four thousand four hundred seventy-one (4,471) square feet commonly known as Store #C5 ("Leased Premises"), located at Army-Navy Drive and South Joyce Street, Arlington, Virginia 22202, in a shopping development known as Pentagon Row ("Shopping Center"); and

     WHEREAS, Tenant acknowledges that Landlord delivered notice to Tenant that Landlord intended to deliver the Leased Premises to Tenant on February 16, 2001 with Landlord's Work complete, subject to completion of "punch list" items, in accordance with the requirements of the Lease; and

     WHEREAS, Tenant has requested that Landlord delay the delivery of the Leased Premises to Tenant, and Landlords agrees to delay such delivery in accordance with the terms and conditions set forth herein; and

     WHEREAS, the parties hereto desire to amend and supplement the Lease, all as hereinafter provided.

     NOW THEREFORE, in consideration of the foregoing and the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and the mutual promises contained herein, the parties hereto, intending to be legally bound, agree as follows:

     1)   Recitals. Each of the foregoing recitals and representations form a
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material part of this Agreement and are incorporated herein by this reference.

     2)   Leased Premises. Section 1.1.A. of the Lease is deleted in its
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entirety and the following inserted in lieu thereof:

        "Leased Premises. The "cross-hatched" space indicated on the site plan
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     attached hereto as Exhibit A, with the specific floor plan dated February
     1, 2001 attached hereto as Exhibit A-3, comprising approximately four thousand five hundred (4,500) square feet, commonly known as Store #C5 and located at 1201 South Joyce Street, Arlington, Virginia 22202, and as defined in Article II. No reference to any tenant on Exhibit A shall be deemed a representation or warranty that such tenant is or will continue to be an occupant in the Shopping Center."

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     3)   Term Commencement Date. Section 1.1.C. of the Lease is deleted in its
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entirety and the following inserted in lieu thereof:

       "Term Commencement Date: The earlier of (i) the date Tenant accepts possession of the Leased Premises, or (ii) September 7, 2001. Tenant shall not be obligated to accept Landlord's delivery of the Leased Premises prior to September 7, 2001. Tenant shall have the right to accept Landlord's delivery of the Leased Premises prior to September 7, 2001 by giving Landlord prior written notice of a minimum of five (5) business days ("Acceptance Notice"), in which case the Term Commencement Date shall be deemed to be the date set forth in the Acceptance Notice, but in no event shall the Term Commencement Date be after September 7, 2001. Further, prior to September 7, 2001, subject to the provisions of Paragraph 5 of this Agreement, Tenant shall have the right to terminate this Lease by giving Landlord written notice on or before September 7, 2001 ("Tenant's Termination Notice"). If Landlord fails to receive Tenant's Termination Notice on or before September 7, 2001, then the Term Commencement Date shall be deemed to have occurred as of September 7, 2001, and this Lease shall remain in full force and effect."

     4)   Rent Commencement Date. Section 1.1.D. of the Lease is deleted in its
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entirety and the following inserted in lieu thereof:

        "Rent Commencement Date: The earlier of (i) the date Tenant opens for business, or (ii) sixty-eight (68) days after the Term Commencement Date."

     5)   Opening Date. Section 1.1.F. of the Lease is hereby deleted in its
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entirety and the following inserted in lieu thereof:

        "Opening Date: The earlier of: (a) the date Tenant opens for business from the Leased Premises, or (b) two hundred ten (210) days after the date upon which Landlord delivers the Leased Premises to Tenant."

     6)   Minimum Rent. Section 1.1.G. of the Lease is deleted in its entirety
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and the following inserted in lieu thereof:

     "Minimum Rent:
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            Lease Year                 Annually                    Monthly
            ----------                 --------                    -------
               1-5                $  175,500.00              $   14,625.00
               6-10               $  196,560.00              $   16,380.00
               11-15              $  220,140.00              $   18,345.00"

     7)   Payment of Percentage Rent. The Annual Breakpoints set forth in
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Section 5.3.A. of the Lease are deleted and the following Annual Breakpoints are inserted in lieu thereof:

          "Lease Year                      Annual Breakpoints
              1-5                               $3,510,000.00
              6-10                              $3,931,200.00
              11-15                             $4,402,800.00"

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     8)   Remedies and Damage. Section 16.2. of the Lease is amended to add the
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following Subsections:

        "Section 16.2.G: As consideration for Landlord agreeing to allow Tenant
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     to terminate the Lease as set forth in this Agreement, Tenant shall pay to
     Landlord, upon execution of this Agreement, an amount equal to Two Hundred Four Thousand Four Hundred Fifty-Eight and 76/100 Dollars ($204,458.76), which sum represents one (1) year's Rent (the "Modification Consideration").

        Section 16.2.H: Provided Tenant does not elect to terminate this Lease
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     pursuant to Section 1.1.C. of the Lease, and (i) the Term Commencement Date
     occurs on or before September 7, 2001, (ii) Tenant commences Tenant's Work as required pursuant to Exhibit B of the Lease, and (iii) Tenant is not then in Default under the Lease (collectively "Conditions"), Landlord agrees to apply the Modification Consideration towards the Rent due and payable by Tenant under the terms of the Lease, commencing on the Rent Commencement Date and continuing thereafter until the Modification Consideration has been fully applied against the Rent. In the event Tenant fails to comply with the Conditions, Landlord shall retain the Modification Consideration or the portion of the Modification Consideration that has not been applied against the Rent, and Tenant shall have no rights or claims in connection with the Modification Consideration. Notwithstanding anything to the contrary contained herein, if the Term Commencement Date does not occur on or before September 7, 2001, or if Tenant terminates this Lease pursuant to Section 1.1.C. of the Lease, Landlord shall have the right to retain the Modification Consideration and Tenant shall have no further obligations under the Lease.

        Section 16.2.I: In addition to the Modification Consideration, Tenant
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     agrees to pay to Landlord, as additional consideration for extending the
     Term Commencement Date, an amount equal to Ten Thousand and 00/100 Dollars ($10,000.00) ("Extension Fee") every thirty (30) days, with the first (1/st/) payment due on March 1, 2001 through and including the earlier to occur of (i) the Term Commencement Date, or (ii) the termination date established by Tenant's Termination Notice, if any. The Extension Fee shall be prorated for any partial thirty (30) day period. In the event Tenant fails to pay the Extension Fee within five (5) business days of the date due, the Lease may be terminated upon five (5) business days written notice from Landlord to Tenant, if Tenant fails to cure such failure prior to the expiration of such five (5) business days written notice, in which case Landlord shall retain the Modification Consideration and any Extension Fee paid by Tenant, and Tenant shall surrender all rights, title and interest in and to the Leased Premises and Tenant shall have no further obligations under the Lease."

     9)   Landlord Improvements. Article II.1. of Landlord Improvements portion
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of Exhibit B of the Lease (Architectural) shall be amended to add the following
Subsection:

        "g. Landlord shall relocate the side wall within the Leased Premises to conform with Exhibit A-3 within thirty (30) days of Landlord's receipt of Tenant's Acceptance Notice."

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     10)  Tenant Improvements. Section 1.6. of the Tenant Improvements portion
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of Exhibit B of the Lease pertaining to Tenant's Work is amended by deleting the first Paragraph and first Subsections "a" and "b" of Section 6 (Construction Phase) and inserting the following in lieu thereof:

        "Tenant shall commence construction of Tenant's Work in the Leased Premises no later than ten (10) days after whichever of the following shall be the later to occur, but in no event shall such date be later than thirty
     (30) days after the Term Commencement Date:
          (a) the date of receipt by Tenant of Landlord's approval of Tenant's Construction Documents and specifications; and
          (b)  the date of issuance of all appropriate building permits."

     Notwithstanding the provisions of Exhibit B of the Lease, Tenant shall not be deemed in Default under Exhibit B of the Lease if Tenant commences Tenant's Work within thirty (30) days after the Term Commencement Date.

     In addition, the following is added as Subsection d. under the second Paragraph of Section 6:

        "d. Tenant agrees, at its sole costs and expense, to construct a barricade in front of the Leased Premises on or before June 1, 2001 provided Landlord has completed the facade brick work and pavers necessary for Tenant to construct such barricade and, Tenant further agrees to submit such barricade plan (including graphics) for Landlord's approval on or before May 1, 2001."

     11)  Cafe Area. Addendum III is hereby amended by inserting the following
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at the end of the Addendum:

        "13. Tenant agrees to open the Cafe Area for business to the public within ninety (90) days of the Opening Date and continuing thereafter during the seasonal periods throughout the Term of the Lease. For purposes of this Addendum, "seasonal period" shall be that period between the months of April and September, weather permitting. In no event shall Tenant be required to initially open the Cafe Area between the months of October and March."

     12)  Construction Allowance. Addendum V of the Lease is amended by adding
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the following after the first Paragraph:

        "Notwithstanding the foregoing, the Construction Allowance shall be calculated and adjusted as necessary based on determination of the final Floor Area of the Leased Premises as determined in accordance with Section 1.2.C. of the Lease. If the Floor Area of the Leased Premises is greater than four thousand four hundred seventy-one (4,471) square feet of space, the Construction Allowance shall be increased by an amount equal to Forty and 00/100 Dollars ($40.00) per square foot of such additional Floor Area. If the Floor Area of the Leased Premises is less than four thousand seventy-one (4,471) square feet of space, the Construction Allowance shall be decreased by an amount equal to Forty and 00/100 Dollars ($40.00) times the difference between the actual Floor Area

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     and four thousand four hundred seventy-one (4,471). The provisions for payment of the Construction Allowance as set forth in Section 1 below shall be adjusted so that each of the three (3) payments shall be approximately equal."

     13)  Defined Terms. Terms that are defined in the Lease shall have the same
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meanings when such terms are used in this Agreement.

     14)  Time is of the Essence. Time is of the essence with respect to each
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and every obligation arising under this Agreement and the Lease.

     15)  Binding Effect. All of the covenants and agreements herein contained
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shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns.

     16)  Confirmation of Terms. All of the terms, covenants and conditions of
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the Lease, except as are herein specifically modified and amended, shall remain in full force and effect, and are hereby adopted and reaffirmed by the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have set their hands and seals the day and date set forth above.

WITNESS:                    LANDLORD:
                            STREET RETAIL, INC., a Maryland corporation

_________________________   By:________________________________
                            Name: Nancy J. Herman
                            Title: Senior Vice President-
                                   General Counsel and Secretary


ATTEST:                     TENANT:
                            SILVER DINER DEVELOPMENT, INC., a Virginia corporation


By: ____________________    By: ________________________________
Name: __________________    Name: ______________________________
Title: _________________    Title: _____________________________

[Corporate Seal]

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